Exhibit 99.1
Andersen Group Inc.
333 Bush Street
Suite 1700
San Francisco, CA 94104

Andersen Group Reports Third Quarter Revenue Growth of 18.7% to $337.3 Million
Revenue Growth Reflects Continued Strength Across Service Lines and Geographic Markets

Nine-Month Revenue Reaches $795.7 Million, Up 19.1%, with All Service Lines Contributing to Broad-Based Growth

SAN FRANCISCO, November 12, 2026 — Andersen Group Inc. (NYSE: ANDG) ("Andersen" or the "Company") today reported strong financial results for the third quarter ended September 30, 2026, with revenue increasing 18.7% to $337.3 million, driven by continued double-digit growth and an expanding contribution from acquisitions. Revenue increased across all reported service lines and geographic regions, underscoring the strength of Andersen's diversified business model and continued demand for its professional services. Consolidated net income determined in accordance with U.S. generally accepted accounting principles ("GAAP") was $68.0 million, compared with $111.1 million in the third quarter of 2025.

The results reinforce Andersen's strategy of combining sustained organic expansion with disciplined acquisitions to build a larger, more diversified global professional services platform. During the quarter, the Company continued expanding its international footprint and specialized capabilities while maintaining strong adjusted profitability and generating substantial operating cash flow. With eight acquisitions and business combinations completed through September 30, and an expanding base of client relationships and professional expertise, Andersen is positioning itself for continued growth. Reflecting this outlook, the Company introduced full-year 2027 revenue guidance of $1.275 billion to $1.325 billion, representing approximately 30% growth at the midpoint over its updated 2026 revenue guidance. These forward-looking estimates are subject to the risks and uncertainties described under "Special Note Regarding Forward-Looking Statements."

Third Quarter and Year-to-Date Highlights

•Strong Revenue Growth: Third-quarter revenue increased 18.7% to $337.3 million with all service lines contributing to broad-based growth.
•Broad-Based Expansion: Revenue increased across all reported service lines and geographic regions, with no significant one-time revenue items contributing to third-quarter performance.
•Continued Adjusted Profitability: Third-quarter GAAP net income and margin were $68.0 million and 20.1% compared with $111.1 million and 39.1% in the prior-year period. Third-quarter Adjusted EBITDA1 increased 18.8% to $154.5 million, with an Adjusted EBITDA margin1 of 45.8%, compared with 45.7% in the prior-year period. Nine-month GAAP net income and margin were $75.6 million and 9.5% compared with $65.7 million and 9.8% in the prior-year period. Nine-month Adjusted EBITDA1 increased 27.8% to $277.3 million, with an Adjusted EBITDA margin1 of 34.8%, compared with 32.5% in the prior-year period.
•Sustained Year-to-Date Growth: Revenue for the first nine months increased 19.1% to $795.7 million. Trailing twelve-month revenue reached $966.1 million, an increase of 19.2%.
1 See "Non-GAAP Financial Measures" herein.

•Strong Trailing Adjusted Margins: Trailing twelve months GAAP net loss was $120.3 million compared with net income of $56.0 million in the prior-year period, which included higher equity-based compensation expense and the post-IPO ownership structure and other effects of the December 2025 reorganization. Adjusted EBITDA1 for the trailing twelve months increased 37.5% to $287.4 million, with Adjusted EBITDA margin1 expanding approximately 390 basis points to 29.7%.
•Disciplined Acquisition Economics: Eight completed acquisitions and business combinations added approximately $37.2 million in annual acquired revenue for aggregate purchase consideration of approximately $25.0 million, representing a purchase multiple of 0.67 times annual acquired revenue.
•Expanding Client Relationships: During the first nine months, Andersen served approximately 14,700 client groups across 25,400 engagements, compared with 11,900 client groups and 21,000 engagements in the comparable prior-year period.
•Strong Cash Position: Andersen ended the quarter with $193.6 million in cash and cash equivalents and generated $142.8 million in operating cash flows during the first nine months, supporting continued investment in its business and acquisition strategy.
•2027 Growth Outlook: Andersen introduced 2027 revenue guidance of $1.275 billion to $1.325 billion and Adjusted EBITDA guidance of $320 million to $340 million. These forward-looking estimates are subject to the risks and uncertainties described under "Special Note Regarding Forward-Looking Statements."

Management Commentary

"Our third-quarter results demonstrate the strength of Andersen's two complementary growth engines: strong organic expansion and disciplined acquisitions," said Mark L. Vorsatz, Global Chairman and Chief Executive Officer of Andersen. "We are not simply adding revenue through acquisitions, but building a more valuable global platform by combining specialized expertise, expanding client relationships and creating new opportunities for growth. We believe this strategy positions Andersen to deliver sustained revenue and earnings growth and long-term shareholder value."

Financial Performance and Profitability

For the third quarter of 2026, Andersen reported consolidated GAAP net income of $68.0 million, compared with $111.1 million in the prior-year period. Net loss attributable to Andersen Group Inc. was $9.0 million, or $0.55 per basic and diluted Class A common share, reflecting the allocation of earnings to noncontrolling interests and the financial effects of the Company's December 2025 IPO and related reorganization.

The year-over-year GAAP comparison reflects changes in the Company's ownership structure and income tax treatment, along with equity-based compensation charges associated with its post-IPO compensation arrangements.

Equity-based compensation expense totaled $47.5 million in the third quarter, compared with $6.9 million in the prior-year period. For the first nine months, equity-based compensation totaled $141.4 million, compared with $136.5 million a year earlier. These non-cash expenses are excluded from the Company's Adjusted EBITDA2 and Adjusted Net Income2 measures.

Adjusted Net Income2 for the third quarter was $115.7 million, compared with $126.2 million in the prior-year quarter, a decline of 8.3%, reflecting higher post-reorganization income tax and interest
2 See "Non-GAAP Financial Measures" herein.

expenses. For the first nine months, Adjusted Net Income3 increased 5.9% to $222.0 million from $209.5 million.

The Company's underlying adjusted operating performance remained strong, with third-quarter Adjusted EBITDA3 increasing 18.8% year over year and its quarterly Adjusted EBITDA margin2 remaining essentially unchanged at 45.8%.

Continuing Expansion Through Acquisitions

During the third quarter, Andersen completed acquisitions and business combinations in Canada and Switzerland, bringing the total number of completed transactions through September 30, 2026, to eight.

These transactions contributed $16.2 million in recognized revenue during the first nine months and added approximately 388 full-time equivalent employees. The $37.2 million in annual acquired revenue represents the acquired businesses' revenue for the twelve months preceding their respective acquisitions and differs from revenue recognized in Andersen's consolidated financial statements.

Beyond their direct financial contributions, the acquisitions are designed to expand Andersen's geographic presence, deepen its professional expertise and create additional opportunities to serve clients across tax, consulting, legal, valuation and advisory services. The Company expects integration, cross-selling and increased operating scale to be important components of its long-term acquisition strategy.

Balance Sheet and Cash Flow

Andersen maintained a strong liquidity position at September 30, 2026, with $193.6 million in unrestricted cash and cash equivalents and net working capital of $301.5 million. Working capital is not a measure defined by GAAP and may not be comparable to similarly titled measures used by other companies.

Net cash provided by operating activities for the first nine months totaled $142.8 million, while capital expenditures were $13.7 million.

The Company had no borrowings outstanding under its $50 million revolving credit facility. Separately, it had $287.7 million of subordinated, related-party Capital Account Notes and Holdover Note obligations outstanding in connection with its IPO and reorganization.

Executive Summary

Revenue for the three months ended September 30, 2026 was $337.3 million, representing 18.7% year-over-year growth as compared to $284.3 million for the three months ended September 30, 2025. Revenue for the nine months ended September 30, 2026 was $795.7 million, representing 19.1% year-over-year growth as compared with $668.3 million for the nine months ended September 30, 2025. Revenue growth in 2026 was driven by strong execution and continued demand across our core markets, client growth, higher volume and service line expansion along with inorganic growth from acquisitions closed in the second and third quarters of 2026. There were no large one-time 2026 revenue items, and all of our service lines grew revenues year-over-year.

3 See "Non-GAAP Financial Measures" herein.

Key Financial and Operational Metrics

We monitor the following key financial and operational metrics to evaluate our business, measure our performance and make strategic decisions:

Revenue

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue:
Revenue (in thousands)	$337,318	$284,288	$795,722	$668,346
Clients

	Nine Months Ended September 30,
	2026	2025
Client groups	14,700	11,900
Client engagements	25,400	21,000

People Metrics

	September 30,	December 31,
	2026	2025
Total employees	2,930	2,296
Attrition rate - United States	15.8%	14.2%

Inorganic Growth

Inorganic growth is an increasing part of the Company's growth story and for this reason, we are providing additional disclosures:

Last Twelve Months Ended
September 30,
2026
Revenue (1)	$16,181
Annual acquired revenue (2)	$37,152
Inorganic transactions completed	8
Purchase multiple (3)	0.67

(1)Revenue from acquisitions and business combinations completed in the twelve months ended September 30, 2026 included in the consolidated financial statements of the Company.
(2)Local currency revenue for the last four quarters prior to completion, translated to U.S. dollars was derived from the historical financial information of the acquired entities and the information and the translation are presented in accordance with U.S. GAAP. This metric is useful to investors to gauge incremental revenue from acquired customer relationships.
(3)Purchase multiple represents U.S. GAAP purchase consideration of $25.0 million divided by annual acquired revenue.

Inorganic Growth Opportunities

Andersen’s relationships with over 400 Andersen Global and Andersen Consulting member and collaborating firms provide opportunities for domestic and international expansion through closer partnerships, future acquisitions and future business combinations. In the second quarter of 2026, the Company closed the acquisitions of tax firms in Ireland and New Zealand, a tax firm and a consulting firm in Nigeria, and a tax firm and a law firm in Uruguay, expanding its presence across key developed and high-growth markets as it continues to scale its global platform. In the third quarter of 2026, Andersen closed the acquisition of a tax firm in Switzerland and a business combination in Canada. In the third quarter of 2026, the Company entered into definitive agreements for the acquisitions of a tax and legal firm in Mexico ("Andersen in Mexico"), a tax firm in the United Kingdom ("Andersen in the United Kingdom"), a valuation advisory firm in the Netherlands, an investment banking firm in South Africa and six consulting firms in the United States. In the fourth quarter of 2026, the Company entered into a definitive agreement for the acquisition of Andersen in Italy, a multidisciplinary corporate advisory law firm. All the transactions that signed in the third quarter of 2026 closed in the fourth quarter of 2026, except for the acquisitions of Andersen in Mexico, the investment banking firm in South Africa and Andersen in Italy, which are expected to close in the first quarter of 2027, subject to the satisfaction of certain closing conditions.

In November 2026, the Company entered into definitive agreements for the acquisitions of a consulting firm in the United States, two consulting firms in India, a consulting firm in Spain and Andersen in Poland. All five transactions are expected to close in the first quarter of 2027, subject to the satisfaction of certain closing conditions.

Revenue

We generate our revenue from providing tax and financial advisory services to our clients. During the three and nine months ended September 30, 2026 and 2025, the substantial majority of our revenue was generated on a time and materials basis and, to a lesser extent, on a fixed fee basis and contingent fee basis. In the future, our revenue and profitability could vary materially depending on changes in the nature of services provided, as well as the stage of performance at which the right to receive fees is finally determined. We provide services in four primary areas:

•Private Client Services. We provide comprehensive tax and financial services for individuals and families, addressing complex client matters such as multigenerational wealth, charitable giving and trust and estate planning.

•Business Services. We offer a broad range of scalable, integrated tax-related consulting and compliance services for businesses, helping organizations with managing their tax planning, compliance and reporting needs.

•Alternative Investment Funds. We deliver comprehensive tax and financial-related services for alternative investment funds, including family offices, funds of funds, hedge funds, private equity funds, venture capital funds and real estate investment trusts.

•Valuation Services. We provide clients with independent valuation expertise that helps clients navigate tax laws and regulations and comply with regulatory requirements.

During the three months ended September 30, 2026, our revenue increased by 18.7% to $337.3 million from $284.3 million during the three months ended September 30, 2025. During the nine months ended September 30, 2026, our revenue increased by 19.1% to $795.7 million from $668.3 million during the nine months ended September 30, 2025. Revenue consists of professional services revenue and reimbursable expenses, which primarily includes contracted costs from third parties that are billable to clients.

Revenue by Service Line

We have built a multidimensional independent advisory firm with the ability to provide differentiated services across tax and financial services to address our clients’ most complex challenges. This is reflected in the revenue contribution of our services lines:

	Three Months Ended September 30,
	2026		2025
Private Client Services	$177,644	52.6%	$154,976	54.5%
Business Services	120,134	35.6%	93,926	33.0%
Alternative Investment Funds	27,860	8.3%	26,598	9.4%
Valuation Services	11,680	3.5%	8,788	3.1%

	Nine Months Ended September 30,
	2026		2025
Private Client Services	$403,273	50.6%	$346,797	51.9%
Business Services	286,161	36.0%	228,026	34.1%
Alternative Investment Funds	70,765	8.9%	63,785	9.5%
Valuation Services	35,523	4.5%	29,738	4.4%

The percentage of revenue by service line has largely remained stable over the past five years.

Revenue by Geographic Region

Since our founding, we have expanded our geographic reach across the United States, serving clients from 28 offices as of September 30, 2026. While our offices are primarily situated in major metropolitan areas, our expansive presence across the United States allows us to adapt to regional market fluctuations and capitalize on localized opportunities. Geographic revenue contribution is derived from the assigned office of each employee working on an engagement. This regional allocation typically aligns with the region in which the client is located, but in some cases, the client may be in a region different from the location of the office or employees. In the second and third quarters of 2026, we also expanded internationally as part of our inorganic growth strategy.

Revenue by region was:

	Three Months Ended September 30,
	2026		2025
United States - East	$131,733	39.1%	$110,369	38.8%
United States - Central	58,285	17.3%	55,033	19.4%
United States - West	136,585	40.4%	118,886	41.8%
International	10,715	3.2%	—	—%

	Nine Months Ended September 30,
	2026		2025
United States - East	$318,314	40.0%	$259,502	38.8%
United States - Central	135,332	17.0%	123,428	18.5%
United States - West	325,895	41.0%	285,416	42.7%
International	16,181	2.0%	—	—%

Clients

Client groups will often comprise multiple client engagements with different entities or individuals, such as multiple subsidiaries of an entity, multiple principals within a single private equity fund or multiple individuals or trusts within a single wealthy family. We evaluate our portfolio of client groups and client engagements on a periodic basis using a variety of quality-based metrics and may, from time-to-time, modify, consolidate or discontinue client relationships or client engagements.

Our clients are distributed across a substantial number of individuals, wealthy families and trusts and business enterprises within a wide range of industries, including financial services, consumer products, healthcare, hospitality, manufacturing, pharmaceutical and biotech, private equity, real estate, technology and venture capital. By serving a diverse range of clients across a diverse range of industries, we believe we can capitalize on growth opportunities in expanding sectors while offsetting potential slowdowns in others.

People Metrics

Compensation represents the largest portion of our operating expenses. As a result, we monitor our total number of employees and growth in employees:

	September 30,	December 31,
	2026	2025
Managing Directors	366	319
Non-Managing Directors	2,564	1,977
Total Employees	2,930	2,296

Our workforce, which excludes temporary staff, consists of predominantly client serving professionals, and grew to 2,930 total employees as of September 30, 2026. As of September 30, 2026, our annualized attrition rate, excluding international acquisitions, increased by 1.6 percentage points to 15.8% from 14.2% as of December 31, 2025.

As of September 30, 2026, our workforce had a balanced distribution of tenure, reflecting a blend of experienced professionals and newer talent. Our 2,930 total employees included 366 Managing Directors as of September 30, 2026.

Non-GAAP Financial Measures

We use certain non-GAAP financial measures to supplement our financial measures prepared in accordance with accounting principles generally accepted in the United States ("GAAP"), which include EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income Margin ("Non-GAAP Financial Measures"). We believe that the Non-GAAP Financial Measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance. We also believe that the Non-GAAP Financial Measures can enhance an investor’s understanding of our financial and operating performance from period to period, because they exclude certain items relating to income tax expense, interest, depreciation and amortization, equity-based compensation, and transaction costs which are not necessarily reflective of our ongoing operations and performance. However, the Non-GAAP Financial Measures are presented for supplemental informational purposes only, have limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin include that they exclude certain tax payments that may reduce cash available to us, do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future, and do not reflect changes in, or cash requirements for, our working capital needs. Some of the limitations of Adjusted Net Income and Adjusted Net Income Margin include that they exclude the impact of expenses related to transaction activities, certain equity restructuring expenses and certain components of equity-based compensation.

Other companies, including companies in the professional services industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, any of which could reduce the usefulness of our Non-GAAP Financial Measures as tools for comparison. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these Non-GAAP Financial Measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

We have not provided a reconciliation of our full-year 2027 Adjusted EBITDA guidance to net income (loss), the most directly comparable GAAP financial measure, because we cannot do so without unreasonable efforts. We cannot reliably predict or estimate, with reasonable certainty, the amount or timing of certain items excluded from Adjusted EBITDA that would be included in net income (loss). These items include, among other items, non-cash equity-based compensation expense, which depends on the timing and amount of future grants and changes in the market price of our Class A common stock; transaction costs related to planned mergers, acquisitions and business combinations; and non-recurring equity restructuring costs. These items are uncertain, depend on factors outside management's control and may be significant. As a result, we are unable to provide a reconciliation of forward-looking Adjusted EBITDA guidance or estimate the probable significance of the unavailable information, which could materially affect our future GAAP results.

Adjusted Net Income and Adjusted Net Income Margin

We define Adjusted Net Income as net income plus expenses related to transaction activities, including costs related to planned mergers, acquisitions, and business combinations, non-recurring equity restructuring costs and non-cash equity-based compensation expense. We define Adjusted Net Income Margin as Adjusted Net Income divided by revenue. We believe Adjusted Net Income and Adjusted Net Income Margin enhance an investor’s understanding of our financial and operating performance because they exclude transaction-related costs allowing for greater transparency into what measures we use in operating our business and measuring our performance. In addition, these measures enable comparison of financial trends and results between periods.

In the second quarter of 2026, we revised our definition of Adjusted Net Income and Adjusted Net Income Margin to exclude all non-cash equity-based compensation, and in the last twelve months ended September 30, 2026, non-cash equity-based compensation expenses for LTIP Units and restricted stock units were added to conform to the current presentation. The change is intended to provide a more meaningful measure of our underlying operating performance by excluding equity-based compensation charges which are non-cash in nature and do not reflect our core operating results. The additional adjustments are consistent with our treatment of other equity-based compensation expenses and are intended to provide greater consistency in presentation. We applied the revised definition consistently to current and comparative periods, where applicable, to enhance period-to-period comparability. The impact of the revision is not material to previously disclosed figures.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

We define EBITDA as net income plus income tax expense, interest expense, and depreciation and amortization less interest income. We define Adjusted EBITDA as EBITDA with adjustments to exclude results from expenses related to transaction activities, including costs related to planned mergers, acquisitions, and business combinations, non-cash equity-based compensation expense and non-recurring equity restructuring costs. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

In the second quarter of 2026, we revised our definition of Adjusted EBITDA and Adjusted EBITDA Margin to exclude all non-cash equity-based compensation, and in the last twelve months ended September 30, 2026, non-cash equity-based compensation expenses for LTIP Units and restricted stock units were added to conform to the current presentation. The change is intended to provide a more meaningful measure of our underlying operating performance by excluding equity-based compensation charges which are non-cash in nature and do not reflect our core operating results. The additional adjustments are consistent with our treatment of other equity-based compensation expenses and are intended to provide greater consistency in presentation. We applied the revised definition consistently to current and comparative periods, where applicable, to enhance period-to-period comparability. The impact of the revision is not material to previously disclosed figures.

The following table summarizes the Non-GAAP Financial Measures (along with the most directly comparable GAAP measures) for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,		Last Twelve Months Ended September 30,
	2026	2025	2026	2025	2026	2025
	($ in thousands)
Net (loss) income	$67,968	$111,111	$75,612	$65,704	$(120,261)	$55,999
Adjusted Net Income(1)	115,673	126,187	221,956	209,520	230,120	201,167
EBITDA(1)	106,617	120,757	130,542	74,661	(65,016)	65,402
Adjusted EBITDA(1)	154,489	130,039	277,282	216,894	287,404	209,012
Revenue	337,318	284,288	795,722	668,346	966,068	810,756
Net (Loss) Income Margin	20.1%	39.1%	9.5%	9.8%	(12.4)%	6.9%
Adjusted Net Income Margin(1)	34.3%	44.4%	27.9%	31.3%	23.8%	24.8%
Adjusted EBITDA Margin(1)	45.8%	45.7%	34.8%	32.5%	29.7%	25.8%

(1)These are non-GAAP financial measures. See below for a reconciliation to the most directly comparable GAAP financial measure.

The following table reflects the reconciliation of net (loss) income to Adjusted Net Income and Adjusted Net Income Margin for each of the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,		Last Twelve Months Ended September 30,
	2026	2025	2026	2025	2026	2025
	($ in thousands)
Net income (loss)	$67,968	$111,111	$75,612	$65,704	$(120,261)	$55,999
Transaction costs(1)	366	2,381	5,350	5,773	6,955	7,150
Equity-based compensation:
Vesting of Class X Aggregator Units and 2025 pre-IPO profits interest units(2)	40,362	6,901	123,734	136,460	133,962	136,460
Profits interest units at AT Umbrella LLC ("LTIP Units")(3)	1,849	—	4,497	—	4,598	—
Restricted stock issued to acquired firms(4)	1,759	—	2,606	—	2,606	—
Restricted stock units(5)	3,536	—	10,553	—	11,136	—
Equity restructuring costs(6)	—	—	—	—	193,163	—
Income tax effect of adjustments	(167)	5,794	(396)	1,583	(2,039)	1,558
Adjusted Net Income	$115,673	$126,187	$221,956	$209,520	$230,120	$201,167
Revenue	337,318	284,288	795,722	668,346	966,068	810,756
Net Income (Loss) Margin	20.1%	39.1%	9.5%	9.8%	(12.4%)	6.9%
Adjusted Net Income Margin	34.3%	44.4%	27.9%	31.3%	23.8%	24.8%

The following table is a reconciliation of net (loss) income to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin for each of the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,		Last Twelve Months Ended September 30,
	2026	2025	2026	2025	2026	2025
	($ in thousands)
Net income (loss)	$67,968	$111,111	$75,612	$65,704	$(120,261)	$55,999
Interest income	(1,581)	(881)	(4,957)	(3,111)	(6,012)	(4,679)
Interest expense	5,739	20	17,860	267	19,029	283
Depreciation and amortization	2,864	2,637	7,660	6,768	9,897	8,938
Income tax expense	31,627	7,870	34,367	5,033	32,331	4,861
EBITDA	106,617	120,757	130,542	74,661	(65,016)	65,402
Transaction costs(1)	366	2,381	5,350	5,773	6,955	7,150
Equity-based compensation:
Vesting of Class X Aggregator Units and 2025 pre-IPO profits interest units(2)	40,362	6,901	123,734	136,460	133,962	136,460
Profits interest units at AT Umbrella LLC ("LTIP Units")(3)	1,849	—	4,497	—	4,598	—
Restricted stock issued to acquired firms(4)	1,759	—	2,606	—	2,606	—
Restricted stock units(5)	3,536	—	10,553	—	11,136	—
Equity restructuring costs(6)	—	—	—	—	193,163	—
Adjusted EBITDA	154,489	130,039	277,282	216,894	287,404	209,012
Revenue	337,318	284,288	795,722	668,346	966,068	810,756
Net Income (Loss) Margin	20.1%	39.1%	9.5%	9.8%	(12.4)%	6.9%
Adjusted EBITDA Margin	45.8%	45.7%	34.8%	32.5%	29.7%	25.8%

(1)Transaction costs include certain legal, accounting and consulting costs incurred related to planned mergers, acquisitions, and business combinations during the three and nine months ended September 30, 2026 and certain legal, accounting and consulting costs incurred for public company readiness not eligible for capitalization and related to the planned restructuring during the three and nine months ended September 30, 2025.
(2)Equity-based compensation expense associated with the vesting of Class X Aggregator Units consists of non-cash expenses associated with the vesting of Class X Aggregator Units, which were part of the Reorganization Transactions. During the three and nine months ended September 30, 2026, we recognized $37.0 million and $110.7 million, respectively, of non-cash equity-based compensation expense associated with Class X Aggregator Units in cost of services, and $3.4 million and $13.1 million, respectively, in sales, general and administrative expense.
(3)Profits interest units at AT Umbrella LLC (“LTIP Units”) are exchangeable for Class A common stock from Andersen Group Inc. During the three and nine months ended September 30, 2026, we recognized $1.6 million and $3.9 million, respectively, of non-cash equity-based compensation expense associated with LTIP Units in cost of services, and $0.3 million and $0.6 million, respectively, in sales, general and administrative expense.
(4)Restricted stock issued to acquired firms represents shares of Class A common stock subject to a service period of 5 years. During the three and nine months ended September 30, 2026, we recognized $1.8 million and $2.6 million, respectively, of non-cash equity-based compensation expense associated with restricted stock issued to acquired firms in cost of services.
(5)Restricted stock units granted to employees are subject to a vesting service period of 6 years. During the three and nine months ended September 30, 2026, we recognized $2.8 million and $8.2 million, respectively, of non-cash equity-based compensation expense associated with restricted stock units issued to employees in cost of services, and $0.8 million and $2.3 million, respectively, in sales, general and administrative expense.
(6)In connection with the Reorganization Transactions, we incurred certain equity restructuring expenses as a result of the exchange of historical equity interests of the Management Holdcos for new Class H Aggregator Units and/or the combination of Class X Aggregator Units and Member Notes. The expense for these were incurred in December 2025.

Liquidity and Capital Resources

Historically, we have generated sufficient cash to fund our operations, capital expenditures and discretionary funding needs through cash generated from our operating activities. As of September 30, 2026, we held cash and cash equivalents of $193.6 million and investments of $0.4 million.

Third Quarter 2026 Conference Call
Andersen Group Inc. will host a conference call for analysts and investors to review financial results for the third quarter and first nine months of 2026 on Thursday, November 12, 2026 at 5:00 PM Eastern. The call can be accessed live at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=hogB1BOK and will be available for replay over the internet for six months by logging onto the Company’s investor relations website at https://investor.andersen.com.
About Andersen
Andersen is a leading provider of independent tax, valuation and financial advisory services to individuals, family offices, businesses and alternative investment funds in the United States and internationally. Andersen’s differentiated approach to client service is rooted in core values that emphasize stewardship, transparency and the seamless delivery of independent, high-quality service. Worldwide, Andersen’s presence spans more than 180 countries through its global platform of member and collaborating firms delivering tax, legal, valuation and consulting services across more than 1,000 locations with over 3,000 partners and 50,000 professionals. More information can be found at www.andersen.com.
Special Note Regarding Forward-Looking Statements
This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this Press Release, including statements regarding our future operating results and financial position; the nature and timing of future acquisitions and business combinations and related integration plans; our planned investments in talent, technology, automation, and AI; our business strategy and plans; and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” or the negative version of these words and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs. We caution you that the foregoing list may not contain all of the forward-looking statements made in this Press Release. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including the risk that: our future results, and the business activities of our clients, may be adversely affected by volatile, negative or uncertain economic and geopolitical conditions; an inability to respond to the evolving technological environment could materially affect our results of operations; the development and use of AI could harm our business, damage our reputation or give rise to legal or regulatory action; we may be not able to maintain or increase our historical growth, or effectively manage future growth; we may not be able to generate or maintain client demand for our services; we may be unable to expand our service offerings; our success depends substantially on the continued services of our CEO, executive team, Managing Directors and other key personnel; we may be unable to maintain our reputation, brand and firm culture; we may be unable to recruit, train and retain qualified professionals, and to staff client engagements; we may be subject to cybersecurity incidents or attacks; we may be held liable for alleged errors in providing our services; we may be unable to identify potential acquisitions or business combinations or successfully integrate or manage completed acquisitions and business combinations, and those risks, uncertainties, and assumptions described in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and in other filings we make with the SEC from time to time. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the forward-looking events and circumstances discussed in this Press Release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievements. You should read this Press Release with the understanding that our actual future results, performance, and events and circumstances may be materially different from what we expect. The forward-looking statements made in this Press Release are given only as of the date on which the statements are made. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this Press Release or to conform these statements to actual results or to changes in our expectations, except as required by law.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this Press Release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into or review of all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

ANDERSEN GROUP INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF
OPERATIONS AND COMPREHENSIVE INCOME
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2026 AND 2025
(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$337,318	$284,288	$795,722	$668,346
Operating expenses:
Cost of services (excluding depreciation and amortization)	182,957	123,832	522,892	467,038
Sales, general and administrative	49,057	40,485	147,572	129,726
Depreciation and amortization	2,864	2,637	7,660	6,768
Total operating expenses	234,878	166,954	678,124	603,532
Operating income	102,440	117,334	117,598	64,814
Interest income	1,581	881	4,957	3,111
Interest expense	(5,739)	(20)	(17,860)	(267)
Other income, net	1,313	786	5,284	3,079
Income before income tax expense	99,595	118,981	109,979	70,737
Income tax expense	31,627	7,870	34,367	5,033
Net income	$67,968	$111,111	$75,612	$65,704
Less: net income attributable to noncontrolling interest	$76,949		$85,107
Net loss attributable to Andersen Group Inc.	$(8,981)		$(9,495)

Net loss per share of Class A common stock, basic and diluted	$(0.55)		$(0.68)
Weighted-average shares of Class A common stock outstanding, basic and diluted	16,215,709		14,055,314

Comprehensive income
Net income	67,968		75,612
Other comprehensive loss, net of tax
Foreign currency translation losses	(146)		(146)
Comprehensive income	$67,822		$75,466
Less: comprehensive income attributable to noncontrolling interest	76,824		84,982
Comprehensive loss attributable to Andersen Group Inc.	$(9,002)		$(9,516)
Investor Relations Contact:
Greg Vistica, Managing Director
+1.415.764.2700
greg.vistica@andersen.com